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                                                                     EXHIBIT 4.2

                          REGISTRATION RIGHTS AGREEMENT


         This Registration Rights Agreement (this "Agreement") entered into and made effective as of ____________, 2000, by and among Hydril Company, a Delaware corporation (the "Company"), and the stockholders of the Company whose signatures appear on the signature pages of this Agreement under the caption "Stockholders" (referred to herein individually as a "Stockholder" and collectively as the "Stockholders"),

                              W I T N E S S E T H:

         WHEREAS, the Board of Directors of the Company deems it in the best interests of the Company to complete an initial public offering of shares of common stock of the Company (the "IPO"); and

         WHEREAS, in connection with the IPO, in order to facilitate future sales of Common Stock of the Company which the Stockholders may obtain through the exercise of Class B Common Stock held by them, and as consideration for the Stockholders' willingness to enter into a lock-up agreement with respect to such shares for a period of 270 days, the Stockholders and the Company desire to enter into this Agreement as herein provided;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Definitions. As used in this Agreement, the following terms shall have the meanings indicated:

         "Agreement" shall have the meaning set forth above.

         "Class B Common Stock" shall mean the Company's Class B Common Stock, par value $.50 per share, or any successor class of the Company's Class B Common Stock.

         "Commission" shall mean the Securities and Exchange Commission, and any successor thereto.

         "Common Stock" shall mean the Company's Common Stock, par value $.50 per share, or any successor class of the Company's Common Stock.

         "Company" shall have the meaning set forth above.

         "Demand Registration" shall have the meaning given it in Section 3 hereof.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         "Fair Market Value" of a share of Common Stock means, as of a particular date, (i) if shares of Common Stock are listed on a national securities exchange, the mean between the highest and lowest sales price per share of Common Stock on the consolidated transaction


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reporting system for the principal national securities exchange on which shares of Common Stock are listed on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported, (ii) if shares of Common Stock are not so listed but are quoted on the Nasdaq National Market, the mean between the highest and lowest sales price per share of Common Stock reported by the Nasdaq National Market on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported, (iii) if the Common Stock is not so listed or quoted, the mean between the closing bid and asked price on that date, or, if there are no quotations available for that date, on the last preceding date for which those quotations are available, as reported by the Nasdaq Stock Market, or, if not reported by the Nasdaq Stock Market, by the National Quotation Bureau Incorporated, or (iv) if shares of Common Stock are not publicly traded, the most recent value determined by an independent appraiser appointed by the Company for that purpose.

         "Holder" shall mean any Person holding Registrable Securities.

         "Holder Indemnitees" shall have the meaning given it in Section 8(a) hereof.

         "Initial Demand Registration" shall have the meaning given it in
Section 3(a) hereof.

         "Inspectors" shall have the meaning given it in Section 6(a)(xiii) hereof.

         "Lock-up Expiration Date" shall mean 270 days after the date of the final prospectus relating to the IPO.

         "Person" shall mean any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or a political subdivision, agency or instrumentality thereof or other entity or organization of any kind.

         "Piggy-back Registration" shall have the meaning given it in Section 2(a) hereof.

         "Records" shall have the meaning given it in Section 6(a)(xiii) hereof.

         "Registrable Securities" shall mean (i) shares of Common Stock issuable pursuant to the conversion of shares of Class B Common Stock held by the Stockholders as of the date hereof (or pursuant to the conversion of any Class B Stock or other securities issued in exchange for, as a dividend on, or in replacement of, or otherwise issued or distributed in respect of (including securities issued in a stock dividend, split or recombination) the shares of Class B Common Stock held by the Stockholders as of the date hereof), and (ii) any securities issued in exchange for, as a dividend on, or in replacement of, or otherwise issued or distributed in respect of (including securities issued in a stock dividend, split or recombination), any shares of Common Stock referred to in clause (i) above; provided, however, that any securities described in clause (i) or (ii) above shall cease to be Registrable Securities when and to the extent that such securities (A) have been distributed to the public pursuant to a registration statement covering such securities that has been declared effective under the Securities Act, (B) have been transferred to any Person in a manner such that such securities are deemed to cease being

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Registrable Securities pursuant to the provisions of Section 12(h) of this
Agreement, or (C) have been repurchased by the Company.

         "Registration Expenses" shall have the meaning given it in Section 7 hereof.

         "Registration Notice" shall have the meaning given it in Section 2 hereof.

         "Requesting Holder" and "Requesting Holders" shall have the meanings given them in Section 3 hereof.

         "Securities Act" shall mean the Securities Act of 1933, as amended.

         "Shelf Registration" shall have the meaning given it in Section 4 hereof.

         "Stockholder" and "Stockholders" shall have the meaning set forth above.

         "Termination Date" shall have the meaning given it in Section 2 hereof.

         2. Piggy-back Registration Rights.

         (a) At any time prior to the fifth anniversary of the Lock-up Expiration Date (the "Termination Date"), whenever the Company proposes to file a registration statement under the Securities Act with the Commission with respect to an underwritten offering of Common Stock for cash by the Company for its own account, other than a registration relating to the offering or issuance of Common Stock in connection with employee compensation or benefit plans on Form S-8 (or any successor form) or on Form S-4 (or any successor form) relating solely to a transaction within the scope of Rule 145, then the Company shall in each case give written notice (a "Registration Notice") of such proposed filing to the Holders at least 20 days before the anticipated filing date. Such notice shall specify the approximate date on which the Company proposes to file such registration statement and shall offer the Holders the opportunity to register such number of Registrable Securities as each such Holder may request (a "Piggy-back Registration"). Each Holder desiring to participate in such offering shall notify the Company no later than ten days following the receipt of the Registration Notice of the aggregate number of shares of Registrable Securities that such Holder desires to sell in the offering. The Company shall use reasonable efforts to cause the managing underwriter or underwriters of a proposed underwritten offering to permit the Registrable Securities requested by the Holders to be included in the registration statement for such offering to be included on the same terms and conditions as any similar securities of the Company included therein. Notwithstanding the foregoing, if the managing underwriter or underwriters of such offering advises the Company that the total amount of Common Stock which the Company, such Holders and any other Persons intend to include in such offering is sufficiently large to materially and adversely affect the success of such offering, then the amount of Common Stock to be offered shall be allocated first, to the Company; second, to the Holders on a pro rata basis based upon the number of shares of Common Stock that each such Holder has requested to be included in such registration statement; and, third, to any stockholder of the Company (other than a Holder) pro rata to the extent necessary, in the opinion of such managing underwriter, to reduce the total amount of securities to be included in such offering to the amount recommended by such managing underwriter; provided, however, that the reduction imposed upon Holders shall not be greater, on


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a percentage basis with respect to the Registrable Securities requested to be included, than the reduction imposed upon other Persons whose piggy-back registration rights are pari passu with those granted hereby with respect to the amount of securities requested for inclusion in such registration.

         (b) The Company may withdraw any registration statement and abandon any proposed offering initiated by the Company without the consent of any Holder, notwithstanding the request of any such Holder to participate therein in accordance with this provision, if the Company determines to do so in its sole discretion.

         3. Demand Registration Rights.

         (a) At any time after March 31, 2001 and prior to the Termination Date, the Holders or any one or more of them may request (each Holder making a request for registration pursuant to this Section 3 or pursuant to Section 4 being referred to in either case as a "Requesting Holder" and collectively as the "Requesting Holders") in writing that the Company file a registration statement under the Securities Act covering the registration of all or a part of the shares of Registrable Securities then beneficially owned by such Requesting Holders (a "Demand Registration"); provided, however, that (i) the Company shall have no obligation to file a registration statement for a Demand Registration pursuant to this Section 3 unless the Requesting Holders, together with the Holders who request the registration of additional shares of Registrable Securities pursuant to the following sentence, request the registration of Registrable Securities having an aggregate Fair Market Value of at least $50 million calculated as of the date the request of the Requesting Holders is received by the Company; (ii) the Company shall not be obligated to effect more than (A) one Demand Registration in any twelve-month period, or (B) three Demand Registrations in total prior to the Termination Date; and (iii) the registration statement relating to the first Demand Registration shall not be declared effective by the Commission before the Lock-up Expiration Date. Within ten days of the receipt of such request, the Company shall give written notice of such request to all other Holders and shall use its reasonable best efforts to effect as soon as practicable the registration under the Securities Act in accordance with Section 6 hereof (including, without limitation, the execution of an undertaking to file post-effective amendments) of all shares of Registrable Securities which the Holders request be registered within 30 days after the mailing of such notice; provided, however, that, in the case of any registration statement relating to a Demand Registration that is filed prior to the first anniversary of the Lock-up Expiration Date, the Company shall not be required to register more than 50% of the Registrable Securities outstanding on the Lock-up Expiration Date, and that if Holders, in the aggregate, request the registration of more than such number of Registrable Securities, then the amount of Registrable Securities to be offered shall be reduced and allocated among such Holders on a pro rata basis based upon the number of Registrable Securities that each such Holder has requested to be included in such registration statement. If the managing underwriter or underwriters of such offering advises the Company that the total amount of securities which the Holders intend to include in such offering is sufficiently large to materially and adversely affect the success of such offering, then the amount of Registrable Securities to be offered shall be reduced and allocated among such Holders on a pro rata basis based upon the number of shares of Registrable Securities that each such Holder has requested to be included in such registration statement to the extent necessary, in the opinion of such lead managing underwriter, to reduce the total amount of securities to be included in such offering

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to the amount recommended by such managing underwriter; provided, however, that the number of shares of Registrable Securities to be included in such underwriting and registration statement shall not be reduced unless all other securities of the Company are first entirely excluded from the underwriting and registration statement. In connection with a Demand Registration, the Requesting Holders in their sole discretion, shall determine whether (A) to proceed with, withdraw from or terminate such offering, (B) to select, subject to the reasonable approval of the Company, a managing underwriter or underwriters in connection with such offering, (C) to enter into an underwriting agreement for such offering, and (D) to take such actions as may be necessary to close the sale of Registrable Securities contemplated by such offering, including, without limitation, waiving any conditions to closing such sale that may not have been fulfilled. In the event the Requesting Holders exercise their discretion under this Section 3(a) to terminate a proposed Demand Registration, the terminated Demand Registration shall not constitute a Demand Registration under this
Section 3 if the determination to terminate such Demand Registration (i) follows the exercise by the Company of any of its rights provided by Section 3(b) or
(c), (ii) results from a material adverse change in the condition (financial or other), results of operations or business of the Company or (iii) occurs prior to the initial filing of the registration statement.

         (b) Notwithstanding the provisions of Section 3(a), if the Company shall furnish to the Requesting Holders a certificate signed by the President of the Company stating that, in the good faith judgment of the Board of Directors of the Company, it would be detrimental to the Company and its stockholders for such registration statement to be filed or to become effective and it is therefore beneficial to defer the filing or effectiveness of such registration statement, the Company shall have the right to defer such filing or effectiveness for a period of not more than 90 days after receipt of the request of the Requesting Holders; provided, however, that the Company may not utilize this right under this Section 3(b) more than once in any twelve-month period. The Company shall promptly give notice to the Requesting Holders at the end of any delay period under this Section 3(b).

         (c) Notwithstanding the foregoing provisions of this Section 3, if at the time of any request by the Requesting Holders for a Demand Registration, the Company has fixed plans to file within 90 days after such request for the sale of any of its securities in a public offering under the Securities Act, no Demand Registration shall be initiated under this Section 3 until 90 days after the effective date of such registration statement unless the Company is no longer proceeding diligently to effect such registration statement; provided, however, that the Company shall provide the Requesting Holders the right to participate in any underwritten public offering pursuant to, and subject to, the provisions of Section 2 hereof.

         4. Shelf Registration Rights.

         (a) At any time after the Lock-Up Expiration Date and prior to the Termination Date, the Holders or any one or more of them may request in writing that the Company file a registration statement under the Securities Act covering the registration of all or a part of the shares of Registrable Securities then beneficially owned by such Requesting Holder(s) for the nonunderwritten offering and sale thereof on a delayed or continuous basis (a "Shelf Registration"), and the Company will thereupon (i) promptly give written notice of such request to all other Holders; and (ii) use reasonable best efforts to effect, as soon as practicable, the

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registration under the Securities Act in accordance with Section 6 hereof
(including, without limitation, the execution of an undertaking to file post-effective amendments) of all shares of Registrable Securities which the Requesting Holder(s) requests the registration of, together with all the shares of Registrable Securities any other Holder or Holders requests the registration of by written request provided to the Company within 15 days after the mailing of such notice from the Company; provided, however, that (i) in order for any request provided under this Section 4(a) to be effective, the Holder making such request must certify in such request that it has a present intent to sell the Registrable Securities it is requesting be registered; (ii) the Company shall have no obligation to file a registration statement for a Shelf Registration pursuant to this Section 4 unless the Requesting Holders, together with the Holders who request the registration of additional shares of Registrable Securities pursuant to this Section 4(a), request the registration of Registrable Securities having an aggregate Fair Market Value of at least $15 million calculated as of the date the request of the Requesting Holder(s) is received by the Company; (iii) if the registration statement relating to the Shelf Registration is filed prior to the first anniversary of the Lock-up Expiration Date, the Company shall not be required to register more than 50% of the Registrable Securities outstanding on the Lock-up Expiration Date; (iv) the Company shall not be required to effect more than two Shelf Registrations for each Holder acting as a Requesting Holder; and (v) the Company shall not be required to effect a Shelf Registration within 90 days of the effective date of another registration statement subject to or filed pursuant to Section 2 or 3 hereof. In connection with a Shelf Registration, the Requesting Holders in their sole discretion, shall determine whether (a) to proceed with, withdraw from or terminate such offering and (b) to take such actions as may be necessary to close the sale of Registrable Securities contemplated by such offering, including, without limitation, waiving any conditions to closing such sale that may not have been fulfilled. In the event such Requesting Holder exercises its discretion under this Section 4(a) to terminate a proposed Shelf Registration, the terminated Shelf Registration shall not constitute a Shelf Registration under this Section 4 if the determination to terminate such Shelf Registration
(i) follows the exercise by the Company of any of its rights provided by Section 4(b) or (c), (ii) results from a material adverse change in the condition (financial or other), results of operations or business of the Company or (iii) occurs prior to the initial filing of the registration statement.

         (b) Notwithstanding the provisions of Section 4(a), if the Company shall furnish to the Requesting Holder a certificate signed by the President of the Company stating that, in the good faith judgment of the Board of Directors of the Company, it would be detrimental to the Company and its stockholders for such registration statement to be filed or to become effective and it is therefore beneficial to defer the filing or effectiveness of such registration statement, the Company shall have the right to defer such filing or effectiveness for a period of not more than 90 days after receipt of the request of the Requesting Holder; provided, however, that the Company may not utilize this right under this Section 4(b) more than once in any twelve-month period. The Company shall promptly give notice to the Requesting Holder at the end of any delay period under this Section 4(b).

         (c) Notwithstanding the foregoing provisions of this Section 4, if at the time of any request by the Requesting Holder for a Shelf Registration, the Company has fixed plans to file within 90 days after such request for the sale of any of its securities in a public offering under the Securities Act, no Shelf Registration shall be initiated under this Section 4 until 90 days after the effective date of such registration unless the Company is no longer proceeding diligently to

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effect such registration; provided, however, that the Company shall provide the
Requesting Holder the right to participate in any underwritten public offering pursuant to, and subject to, the provisions of Section 2 hereof.

         (d) This Section 4 shall have no force or effect unless the Company shall be eligible to register Registrable Securities on Form S-3 (or a successor form).

         (e) If the Company determines in good faith that the distribution of any of the Registrable Securities pursuant to a Shelf Registration would interfere with any pending financing, acquisition, corporate reorganization or any other corporate development involving the Company or any of its subsidiaries or would require premature disclosure thereof, and promptly gives each of the Holders who have requested the registration of Registrable Securities written notice of such determination, the Company shall be entitled to require such Holders to suspend their distribution of Registrable Securities under the Shelf Registration for a reasonable period of time which, for purposes of this Section 4(e), shall not exceed 60 days. Such written notice shall contain a general statement of the reasons for such suspension and an estimate of the anticipated period of suspension, and the Company shall promptly notify each of the Holders who had Registrable Securities covered by the Shelf Registration of the expiration or earlier termination of such suspension. Following the expiration or termination of any such suspension, the Company shall not be entitled to impose another suspension pursuant to this Section 4(e) for at least 30 days.

         5. Holdback Agreements; Requirements of Holders.

         (a) Restrictions on Public Sale by Holders of Registrable Securities. To the extent not inconsistent with applicable law, each Holder agrees not to effect any public sale or other distribution of equity securities of the Company (or any securities convertible into or exchangeable or exercisable for equity securities of the Company) during the 90-day period beginning on the effective date of a registration statement filed by the Company with the Commission (except for securities that may be included in such registration pursuant to the provisions hereof or otherwise), but only if and to the extent requested in writing by the Company or the managing underwriter or underwriters in the case of an underwritten public offering.

         (b) Cooperation by Holders. The offering of Registrable Securities by any Holder shall comply in all respects with the applicable terms, provisions and requirements set forth in this Agreement, and such Holder shall timely provide the Company with all information and materials required to be included in a registration statement that relate to such Holder, and to take all such action as may be reasonably required in order not to delay the registration and offering of the securities by the Company. The Company shall have no obligation to include in such registration statement shares of a Holder who has failed to furnish such information which, in the written opinion of counsel to the Company, is required in order for the registration statement to be in compliance with the Securities Act.


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         6. Registration Procedures.

         (a) Whenever any Registrable Securities are to be registered pursuant to Sections 2, 3 or 4 of this Agreement, the Company will use reasonable best efforts to effect the registration of such Registrable Securities as contemplated by such Section. In connection with any Piggy-back Registration, Demand Registration or Shelf Registration, the Company will, subject to Sections 2, 3 or 4 hereof (as applicable), as expeditiously as possible:

             (i) after receipt of a request to file a registration statement or to include Registrable Securities in a registration statement, prepare and file with the Commission a registration statement which includes the Registrable Securities on any form for which the Company then qualifies and which counsel for the Company shall deem appropriate and available for the sale of the Registrable Securities to be registered thereunder in accordance with the intended method of distribution thereof, and use its reasonable best efforts to cause such registration statement to become and remain effective for a period of at least 90 days (or such shorter period during which Holders shall have sold all Registrable Securities that they requested to be registered); provided, however, that such 90-day period shall be extended for a period equal to the period that a Stockholder agrees to refrain from selling any securities included in such registration statement in accordance with Section 6(b) hereof;

             (ii) prepare and file with the Commission such amendments (including post-effective amendments) to the registration statement, and such supplements to the related prospectus as may be necessary (A) to keep the registration statement effective, (B) to appropriately reflect the plan of distribution of the securities registered thereunder in accordance with the applicable provisions of this Agreement, (C) for so long thereafter as a dealer is required by law to deliver a prospectus in connection with the offer and sale of the shares of Registrable Securities covered by such registration statement and/or (D) so that neither such registration statement nor the related prospectus shall contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and so that such registration statement and the related prospectus will otherwise comply with applicable legal requirements;

             (iii) provide to any Holder requesting to include shares of Registrable Securities in such registration statement and a single counsel for all Holders of Registrable Securities requesting to include shares of Registrable Securities in such registration statement, which counsel shall be selected by the Holders of a majority of shares of Registrable Securities requested to be included in such registration statement in the case of a registration under Section 2 hereof, or by the Requesting Holder(s) in the case of a registration under Sections 3 or 4 hereof, and shall be reasonably satisfactory to the Company, an opportunity to review and provide comments with respect to such registration statement (and any post-effective amendment thereto) prior to such registration statement (or post-effective amendment) becoming effective;

             (iv) furnish to any Holder of Registrable Securities included in such registration statement and the underwriter or underwriters thereof, if any, without charge,


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             such number of conformed copies of the registration statement and any post-effective amendment thereto and such number of copies of the prospectus (including each preliminary prospectus) and any amendments or supplements thereto, and any documents incorporated by reference therein, as such Holder or underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities being sold by such Holder (it being understood that the Company consents to the use of the prospectus and any amendment or supplement thereto by each Holder of Registrable Securities covered by the registration statement and the underwriter or underwriters thereof, if any, in connection with the offering and sale of the Registrable Securities covered by the prospectus or any amendment or supplement thereto);

             (v) notify each Holder of Registrable Securities included in such registration statement, and the managing underwriters participating in the distribution pursuant to such registration statement, if any, promptly (A) when the Company is informed that such registration statement or any post-effective amendment to such registration statement becomes effective, (B) of any request by the Commission for an amendment or any supplement to such registration statement or any related prospectus, (C) of the issuance by the Commission of any stop order suspending the effectiveness of such registration statement or of any order preventing or suspending the use of any related prospectus or the initiation or threat of any proceeding for that purpose, (D) of the suspension of the qualification of any shares of Registrable Securities included in such registration statement for sale in any jurisdiction or the initiation or threat of a proceeding for that purpose, (E) of any determination by the Company that any event has occurred which makes untrue any statement of a material fact made in such registration statement or any related prospectus or which requires the making of a change in such registration statement or any related prospectus in order that the same will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (F) of any determination by the Company that any event has occurred that would cause such registration statement or the prospectus contained therein not to be usable for resale of the Registrable Securities and (G) of the completion of the distribution contemplated by such registration statement if it relates to an offering by the Company;

             (vi) if at any time the Commission shall issue any stop order suspending the effectiveness of a registration statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Registrable Securities under state securities or Blue Sky laws, the Company shall use its reasonable best efforts to obtain the withdrawal or lifting of such order at the earliest possible time;

             (vii) upon the occurrence of any event (A) contemplated by Section 6(a)(v)(E) above or (B) contemplated by Section 6(a)(v)(F) above, the Company shall, as promptly as practicable thereafter, prepare and file with the Commission a post-effective amendment to the registration statement of a supplement to the related prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they

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             were made, not misleading, and use its reasonable best efforts to cause such amendment to be declared effective and such registration statement and the related prospectus to become usable for their intended purpose(s) as soon as practicable thereafter;

             (viii) use its reasonable best efforts to cause all Registrable Securities included in such registration statement to be listed, by the date of the first sale of Registrable Securities pursuant to such registration statement, on each securities exchange (including, for this purpose, the Nasdaq National Market) on which the Common Stock of the Company is then listed or proposed to be listed, if any;

             (ix) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission, and use reasonable efforts to make generally available to its securities holders an earnings statement covering a period of 12 months, beginning within three months after the effective date of the applicable registration statement, which earnings statement satisfies the provisions of Section 11(a) of the Securities Act;

             (x) as promptly as practicable after filing with the Commission of any document which is incorporated by reference into a registration statement, deliver a copy of such document to each Holder of Registrable Securities covered by such registration statement who requests such document;

             (xi) on or prior to the date on which the registration statement is declared effective, use its best efforts to register or qualify, and cooperate with the Holders of Registrable Securities included in such registration statement, the underwriter or underwriters thereof, if any, and their counsel, in connection with the registration or qualification of the Registrable Securities covered by the registration statement for offer and sale under the securities or Blue Sky laws of each state and other jurisdiction of the United States as any such Holder or underwriter reasonably requests in writing, to use reasonable efforts to keep each such registration or qualification effective, including through new filings, or amendments or renewals, during the period such registration statement is required to be kept effective and to do any and all other acts or things necessary or advisable to enable the disposition in all such jurisdictions of the Registrable Securities covered by the applicable registration statement; provided, that the Company will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process or taxation in any such jurisdiction where it is not then so subject;

             (xii) cooperate with the Holders of Registrable Securities covered by the registration statement and the managing underwriter or underwriters thereof, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing securities to be sold under the registration statement, and enable such securities to be in such denominations and registered in such names as the managing underwriter or underwriters, if any, or such Holders may request, subject to the underwriters' obligation to return any certificates representing securities not sold;

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             (xiii) make available for inspection by any Holder of Registrable
         Securities included in such registration statement, any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other agent retained by any such Holder or underwriter (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the "Records"), as shall be reasonably necessary to enable them to exercise their due diligence responsibilities, and cause the Company's officers, directors and employees to supply all Records reasonably requested by any such Inspector in connection with such registration statement; provided, that with respect to any Records that are confidential, the Inspectors shall execute such confidentiality agreements as the Company may reasonably request in order to ensure that the confidentiality of confidential Records will be maintained;

             (xiv) use its reasonable best efforts to obtain a "cold comfort" letter from the Company's independent public accountants in customary form and covering such matters of the type customarily covered by cold comfort letters as the Holders of a majority of the Registrable Securities being sold may reasonably request;

             (xv) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

             (xvi) enter into and perform its obligation under such customary agreements (including an underwriting agreement in customary form) as the underwriters, if any, may reasonably request in order to expedite or facilitate the disposition of such shares of Registrable Securities; and

             (xvii) take such other actions as are reasonable and necessary to comply with the requirements of the Securities Act.

         (b) Each Holder, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 6(a)(v)(E) or 6(a)(v)(F), will forthwith discontinue disposition of the Registrable Securities until such Holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 6(a)(vii) or until it is advised in writing by the Company that the use of the prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the prospectus, and, if so directed by the Company, such Holder will, or will request the managing underwriter or underwriters of such Registrable Securities, if any, to deliver to the Company (at the Company's expense) all copies in their possession or control, other than permanent file copies then in such Holder's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

         (c) If such registration statement refers to any Holder by name or otherwise as the holder of any securities of the Company, then such Holder shall have the right to require (i) the insertion therein of language, in form and substance satisfactory to such Holder, to the effect that the holding by such Holder of such securities is not to be construed as a recommendation of such Holder of the investment quality of the Company's securities covered thereby and that such holding does not imply that such Holder will assist in meeting any future financial requirements of the Company, or (ii) in the event that such reference to such Holder by name or otherwise is not required by the Securities Act (or the rules or regulations thereunder) or any similar federal statute (or regulation) then in force, the deletion of the reference to such Holder.

         7. Registration Expenses.

         (a) All expenses incident to the Company's performance of or compliance with this Agreement, including, without limitation, all Commission or National Association of Securities Dealers, Inc. registration and filing fees, fees and expenses of compliance with securities or Blue Sky laws (including fees and disbursements of counsel in connection with Blue Sky qualifications of the Registrable Securities), printing expenses, messenger and delivery expenses, internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the fees and expenses incurred in connection with the listing of the securities to be registered on each securities exchange (including, for this purpose, the Nasdaq National Market) on which similar securities issued by the Company are then listed, fees and disbursements of counsel for the Company and its independent certified public accountants (including the expenses of any special audit or "cold comfort" letters required by or incident to such performance), fees and disbursements of counsel for the Holders, and the fees and expenses of any special experts retained by the Company in connection with such registration (but excluding any underwriting fees, discounts or commissions attributable to the sale of Registrable Securities) (collectively, "Registration Expenses"), will be borne by the Company; provided, that, with respect to the fees and expenses of legal counsel for the Holders of Registrable Securities, the Company shall only be obligated to pay the fees and expenses of one firm of legal counsel retained by Holders as selected in accordance with Section 6(a)(iii) hereof. All Registration Expenses will be paid by the Company whether or not the related registration statement is declared effective. All expenses of Holders of Registrable Securities incident to this Agreement which are not required to be paid for by the Company pursuant to this Section 7 (including, without limitation, all underwriting commissions and discounts applicable to shares of Registrable Securities included in a registration statement pursuant to this Agreement) shall be paid by Holders of Registrable Securities included or to be included in a registration statement, with such Holders each paying their own expenses and a pro rata part (based on the same proportion that the number of a Holder's Registrable Securities included or to be included in the registration statement bears to the total number of all Holders' Registrable Securities included or to be included in the registration statement) of the common expenses of such Holders.

         (b) Notwithstanding anything herein to the contrary, each seller of Registrable Securities shall pay such portion of the Registration Expenses as may be required by applicable law.

         8. Indemnification; Contribution.

         (a) Indemnification by the Company. The Company will indemnify and hold harmless, to the full extent permitted by law, each Holder which is a seller of Registrable Securities covered by such registration statement, its officers, directors, employees, agents and general or limited partners (and the directors, officers, employees and agents thereof) and each other Person, if any, who controls such Holder (within the meaning of either Section 15 of the

Securities Act or Section 20 of the Exchange Act) (collectively, the "Holder Indemnitees") from and against any loss, claim, damage, liability or action, joint or several, to which any such Holder Indemnitee may become subject under the Securities Act, at common law or otherwise, insofar as such loss, claim, damage, liability or action arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement in which such Registrable Securities were included as contemplated hereby or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary, final or summary prospectus, together with the documents incorporated by reference therein (as amended or supplemented if the Company shall have filed with the Commission any amendment thereof or supplement thereto), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and in each such case the Company will reimburse each such Holder Indemnitee for any legal or any other expenses incurred by him in connection with investigating, defending or preparing to defend any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable to any such Holder Indemnitee in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement or amendment thereof or supplement thereto, or in any such preliminary, final or summary prospectus, in reliance upon and in conformity with written information furnished to the Company by or on behalf of any such Holder Indemnitee specifically for inclusion therein; and provided, further, that, in the case of a Shelf Registration, the Company shall not be liable to any such Holder Indemnitee with respect to any preliminary prospectus to the extent that any such loss, claim, damage, liability or expense of such Holder Indemnitee results from the fact that such Holder Indemnitee sold Registrable Securities to a Person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the prospectus (excluding documents incorporated by reference) or of the prospectus as then amended or supplemented (excluding documents incorporated by reference) if the Company has previously furnished copies thereof to such Holder Indemnitee in compliance with Section 6 of this Agreement and the loss, claim, damage, liability or expense of such Holder Indemnitee results from an untrue statement or omission of a material fact contained in such preliminary prospectus which was corrected in the prospectus (or the prospectus as amended or supplemented). Such indemnity and reimbursement of expenses shall remain in full force and effect regardless of any investigation made by or on behalf of such Holder Indemnitee and shall survive the transfer of such securities by such Holder. The Company also agrees to indemnify any underwriters of the Registrable Securities, their officers, partners and directors and each Person who controls such underwriters on substantially the same basis as that of the indemnification of the Holder provided in this Section 8(a) or such other indemnification customarily obtained by underwriters at the time of offering.

         (b) Conduct of Indemnification Proceeding. Promptly after receipt by a Holder Indemnitee under Section 8(a) above of notice of the commencement of any action, suit, proceeding, investigation or threat thereof made in writing with respect to which a claim for indemnification may be made pursuant to this
Section 8, such Holder Indemnitee shall, if a claim in respect thereto is to be made against the Company, give written notice to the Company of the threat or commencement thereof; provided, however, that the failure so to notify the Company shall not relieve it from any liability which it may have to any Holder Indemnitee except to the extent that the Company is actually prejudiced by such failure to give notice; and provided, further that the failure to notify the Company shall not relieve the Company from any liability the Company may have to any Holder Indemnitee otherwise than under this Section 8. In case any such claim, action, suit, proceeding or investigation shall be brought against any Holder Indemnitee and it shall notify the Company of the threat or commencement thereof, the Company shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such Holder Indemnitee. Such Holder Indemnitee shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Holder Indemnitee unless (i) the Company has agreed to pay such fees and expenses or (ii) the named parties to any such action or proceeding include both such Holder Indemnitee and the Company, and such Holder Indemnitee shall have been advised by counsel that there may be one or more legal defenses available to such Holder Indemnitee which are different from or additional to those available to the Company, in which case, if such Holder Indemnitee notifies the Company in writing that it elects to employ separate counsel at the expense of the Company, the Company shall not have the right to assume the defense of such action or proceeding on behalf of such Holder Indemnitee; it being understood, however, that the Company shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for all Holder Indemnitees. The Company shall not (i) without the prior written consent of the Holder Indemnitee (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the Indemnitee is an actual or potential party to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each Holder Indemnitee from all liability arising out of such claim, action, suit or proceeding or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the Company or if there be a final judgment for the plaintiff in any such action, the Company agrees to indemnify and hold harmless any Holder Indemnitee from and against any loss or liability by reason of such settlement or judgment.

         (c) Indemnification by the Holders. Each Holder will indemnify and hold harmless, to the full extent permitted by law, the Company, its officers and directors, and each Person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, to the same extent as the indemnity from the Company to a Holder Indemnitee provided in Section 8(a), but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in a registration statement (or any amendment thereto) or any prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with information regarding the Holder furnished in writing to the Company by the Holder under an instrument duly executed by such Holder expressly for use in such registration statement (or any amendment thereto) or such prospectus (or any amendment or supplement thereto); provided, however, that the Holder shall not be obligated to provide such indemnity to the extent that losses, claims, damages and liabilities result, directly or indirectly, from the failure of the Company to promptly amend or take action to correct or supplement any such registration statement, prospectus, amendment or supplement based on corrected or supplemental information provided in writing by the Holder to the Company expressly for such purpose; and provided, further, that in no event shall any indemnity under this Section 8(c) by a Holder exceed the net proceeds from the offering received by such Holder. In case any action or proceeding shall be brought against the Company or its directors or officers, or any such controlling person, in respect of which indemnity may be sought against a Holder, such Holder shall have the rights and duties given to the Company and the Company or its directors or officers or such controlling person shall have the rights and duties given to the Holder Indemnitee under Section 8(b). Each Holder will also indemnify and hold harmless any underwriters of the Registrable Securities, their officers and directors and each Person who controls such underwriters on substantially the same basis as that of the indemnification of the Company provided in this Section 8(c).

         (d) Contribution. If the indemnification provided for in this Section 8 is unavailable to the Company, a Holder or the underwriters in respect of any losses, claims, damages, liabilities or judgments referred to herein, then each such party who would otherwise be the indemnifying party under this Section 8, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and judgments in such proportion as is appropriate to reflect the relative fault of the Company, such Holder and the underwriters in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments; and provided, further, that in no event shall any contribution under this Section 8(d) by a Holder exceed the net proceeds from the offering received by such Holder. The relative fault of the Company, such Holder and the underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         9. Participation in Underwritten Registrations. No Holder may participate in any underwritten registration hereunder unless such Holder (a) agrees to sell such Holder's securities on the terms of and on the basis provided in any underwriting arrangements approved by the Company and (b) completes and executes all questionnaires, powers of attorney, custody agreements, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

         10. Rule 144. The Company covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder (or, if the Company is not required to file such reports, it will, upon the request of any Holder, make publicly available other nonconfidential information so long as necessary to permit sales under Rule 144 under the Securities Act), and it will take such other action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Commission. Upon the request of any Holder, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

         11. Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the outstanding Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company which would grant to such holder or prospective holder registration rights superior to or on parity with those granted under this Agreement.

         12. Miscellaneous.

         (a) Recapitalizations, Exchanges, etc. The provisions of this Agreement shall apply, to the full extent set forth herein with respect to the Registrable Securities, to any and all shares of equity capital of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) that may be issued in respect of, in exchange for, or in substitution of the Registrable Securities, in each case as the amounts of such securities outstanding are appropriately adjusted for any equity dividends, splits, reverse splits, combinations, recapitalizations and the like occurring after the date of this Agreement.

         (b) Notices. For purposes of this Agreement, notices and all other communications provided for herein shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed (i) if to Company, to: 3300 North Sam Houston Parkway East, Houston, Texas 77032-3411, Attention: Chief Executive Officer (ii) if to a Stockholder, at such Stockholder's address as shown on the stock transfer records of the Company, or to such other address (as to a Stockholder) as such Stockholder may furnish to the Company, or (as to the Company) as the Company may furnish to the Stockholders except that notices of changes of address shall be effective only upon receipt.

         (c) Applicable Law. This contract is entered into under, and shall be construed in accordance with and governed for all purposes by, the laws of the State of Texas, without regard to any principles of conflict of laws that, if applied, might permit or require the application of the laws of a different jurisdiction.

         (d) Amendment and Waiver. This Agreement may be amended, and the provisions hereof may be waived, only by a written instrument signed by (i) the Holders of a majority of the Registrable Securities outstanding as of the date of such determination and (ii) the Company; provided, that no amendment to this Agreement may be made that materially and adversely affects the rights of any Holder under this Agreement without the express written consent of such Holder. No failure by either party hereto at any time to give notice of any breach by the other party of, or to require compliance with, any condition or provision of this Agreement shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

         (e) Severability. It is a desire and intent of the parties that the terms, provisions, covenants and remedies contained in this Agreement shall be enforceable to the fullest extent permitted by law. If any such term, provision, covenant or remedy of this Agreement or the application thereof to any Person or circumstances shall, to any extent, be construed to be invalid or unenforceable in whole or in part, then such term, provision, covenant or remedy shall be construed in a manner so as to permit its enforceability under the applicable law to the fullest extent permitted by law. In any case, the remaining provisions of this Agreement or the application thereof to any Person or circumstances other than those to which they have been held invalid or unenforceable shall remain in full force and effect.

         (f) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.

         (g) Headings; Use of Certain Terms. The section and paragraph headings in this Agreement have been inserted for purposes of convenience of reference only and shall not be used for interpretive purposes. As used in this Agreement, the words "herein", "hereof", and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular paragraph, subparagraph, section, subsection, or other subdivision. Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

         (h) Binding Effect; Transfer of Rights Under this Agreement. Unless otherwise provided herein, the provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and permitted assigns, and is not intended to confer upon any other Person any right or remedies hereunder; provided, however, that the rights and obligations of a Holder under this Agreement may be transferred or assigned by a Holder only if such transferee (or such distributee) shall, in connection with the transfer of such Registrable Securities, provide the Company with a duly executed addendum to this Agreement, in form and substance reasonably satisfactory to the Company, pursuant to which such transferee (or distributee) expressly and without qualification (i) assumes all of the obligations of its transferor hereunder and (ii) agrees itself to be bound by the terms hereof; provided, further, that any such transfer shall not operate to release the transferring Holder from any of its obligations hereunder existing on the date of such transfer. In the event any Registrable Securities are transferred (or distributed) to a person who does not provide the addendum referred to above in this Section 11(h), such Registrable Securities shall be deemed to have ceased to be Registrable Securities effective upon such transfer (or distribution).

         (i) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                    COMPANY:

                                    HYDRIL COMPANY


                                    By:
                                      -----------------------------------------

                                    Name:
                                         --------------------------------------

                                    Title:
                                           ------------------------------------

                                  STOCKHOLDERS


                                                        SHARES OF
                                                         CLASS B                   SHARES OF
                                                       COMMON STOCK              COMMON STOCK
                                                       OWNED AS OF                 OWNED AS OF
STOCKHOLDERS                                         DATE OF AGREEMENT           DATE OF AGREEMENT
-------------                                        ------------------          ------------------

[Signature blocks to come]
